                    WHITE MOUNTAINS INSURANCE GROUP, LTD.

         UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

INTRODUCTION

On June 1, 2001, White Mountains Insurance Group, Ltd. (the "Company", collectively with its subsidiaries "White Mountains") acquired the U.S. property and casualty operations (known as "CGU") of London-based CGNU plc. ("CGNU") for $2.1 billion, of which $260.0 million consisted of a convertible note payable (the "Seller Note") with the balance paid in cash.

The pro forma adjustments presented herein have been segregated as being made either in connection with the financing of the acquisition of CGU (the "Financing") or in connection with the acquisition of CGU (the "Acquisition").

THE FINANCING

DEBT TENDER AND DEBT ESCROW TRANSACTIONS

In connection with the Acquisition, the Company completed a tender offer and consent solicitation for $96.3 million in outstanding medium-term notes (the "Debt Tender") which facilitated the Acquisition by amending the indenture governing the notes. Pursuant to the Debt Tender, the Company repurchased and retired $90.9 million of its medium-term notes and subsequently prepaid, in the form of a fully-funded irrevocable escrow arrangement (the "Debt Escrow"), the balance of the outstanding medium-term notes.

EQUITY FINANCING

On June 1, 2001, a small group of private investors purchased $437.6 million of a newly-issued class of non-voting convertible preference shares of the Company (the "Convertible Preference Shares"). The Convertible Preference Shares bear a dividend of 1% per year and will be automatically converted (at a conversion price of approximately $200.00 per share) into 2,184,583 common shares upon approval of the conversion by the Company's shareholders. If shareholder approval has not been obtained prior to March 31, 2003, each holder of Convertible Preference Shares will thereafter have the right to require the Company to repurchase the Convertible Preference Shares on an "as converted" basis at the then-current price of a common share. Since the market value of the Company's common shares at June 1, 2001 ($346.00 per common share) exceeded the private investors' cost of the Convertible Preference Shares (approximately $200.00 per common share), this instrument is deemed to have a beneficial conversion feature. This determination requires that the Convertible Preference Shares be marked-to-market, by an adjustment to retained earnings until the date the Convertible Preference Shares are converted to permanent common equity (which will occur upon shareholder approval, if and when such approval is obtained).

On June 1, 2001, Berkshire Hathaway, Inc. ("Berkshire") purchased from the Company, for $75.0 million in cash, warrants (the "Warrants") to acquire 1,714,285 common shares at an exercise price of $175.00 per share. Of the total Warrants purchased by Berkshire, Warrants to purchase 1,170,000 common shares (the "Series A Warrants") were immediately exercisable and Warrants to purchase approximately 544,285 common shares (the "Series B Warrants") will become exercisable upon approval by shareholders. Shareholder approval will be sought at the same time as approval of the conversion of Convertible Preference Shares is sought. If shareholder approval has not been obtained by March 31, 2003, Berkshire will thereafter have the right to require the Company to repurchase the Series B Warrants at a price per Series B Warrant equal to the then-current market price per common share less $175.00. The Warrants have a term of seven years from the date of issuance although the Company has the right to call the Warrants for $60.0 million in cash commencing on the fourth anniversary of their issuance. Since the Series B Warrants do not yet represent common equity to the Company, they constitute a contingent put liability (similar in nature to a stock appreciation right) which will be carried at fair value through a periodic charge or credit to the income statement. The Series B Warrants will become permanent common equity upon shareholder approval, if and when such approval is obtained.

On June 1, 2001, Berkshire also purchased for $225.0 million, $300.0 million in face value of cumulative non-voting preferred stock (the "Berkshire Preferred Stock") of a subsidiary of the Company. The Berkshire Preferred Stock is entitled to a 2.35475% dividend per quarter and is mandatorily redeemable after seven years. The Berkshire Preferred Stock represents subsidiary preferred stock which is considered to be minority interest in the Company's consolidated financial statements.

On June 1, 2001, Zenith Insurance Company purchased $20.0 million in cumulative non-voting preferred stock (the "Zenith Preferred Stock") of a subsidiary of the Company. The Zenith Preferred Stock is entitled to a 2.5% dividend per quarter through June 30, 2007 and a 3.5% dividend thereafter and is mandatorily redeemable after ten years. The Zenith Preferred Stock represents subsidiary preferred stock which is considered to be minority interest in the Company's consolidated financial statements.

BANK FINANCING

On June 1, 2001, a subsidiary of the Company borrowed $700.0 million in term loans and $125.0 million in revolving loans (of a $175.0 million revolving loan facility) from a banking syndicate arranged by Lehman Brothers Inc. (collectively the "Lehman Facility"). The term loans are repayable in quarterly installments with a final maturity on the sixth anniversary of the closing date. The revolving loan facility is available on a revolving basis from the closing date until the fifth anniversary of the closing. The loans are variable rate instruments which are currently tied to a rate based on the three-month eurodollar rate.

THE ACQUISITION

SIGNIFICANT REINSURANCE CONTRACTS

Immediately prior to the Acquisition, CGU entered into reinsurance agreements with National Indemnity Company (the "NICO Cover") and General Re Corporation (the "GRC Cover") which provide CGU with significant reinsurance protections against unanticipated increases in recorded reserves for insurance losses and loss adjustment expenses. The NICO Cover provides up to $2.5 billion of protection against CGU's asbestos, environmental and certain other latent exposures. The GRC Cover provides for up to $400.0 million in excess of loss reinsurance protection against adverse development on accident year 2000 and prior losses.

SELLER NOTE

On June 1, 2001, White Mountains issued the Seller Note to CGNU. The Seller Note has an 18 month term and bears interest at a rate equal to 50 basis points over the rate on White Mountains' revolving loan facility described above. The Seller Note may be settled in cash, or at White Mountains' option, with common shares valued at $245.00 per share. White Mountains has classified this obligation as debt since management believes it has the ability to settle this obligation in a form other than pursuant to the Note Purchase Option Agreement which governs the Seller Note.

PRECLOSING TRANSACTIONS WITH CGNU

On June 1, 2001, CGU repaid $1.1 billion in intercompany debt to CGNU with proceeds from the sale of CGU's life insurance and Canadian operations to CGNU, the sale of certain other assets to CGNU and available cash. In addition, CGNU made a $200.0 million cash contribution to CGU immediately prior to the Acquisition.

                  UNAUDITED PRO FORMA FINANCIAL INFORMATION

The following unaudited pro forma condensed combined income statements of White Mountains for the year ended December 31, 2000 and the three-months ended March 31, 2001 present results for White Mountains as if the acquisition of CGU and certain transactions and adjustments related to the acquisition had occurred as of January 1, 2000 and January 1, 2001, respectively. The accompanying unaudited pro forma condensed combined balance sheet of White Mountains as of March 31, 2001 presents White Mountains' financial position as if the acquisition of CGU had occurred on March 31, 2001.

The Acquisition will be accounted for by the purchase method of accounting and, therefore, the assets and liabilities of CGU will be recorded at their fair values at June 1, 2001. The unaudited pro forma financial information is provided for informational purposes only. The unaudited pro forma financial information does not purport to represent what White Mountains' financial position or results of operations actually would have been had the Acquisition in fact occurred as of the dates indicated, or to project White Mountains' financial position or results of operations for any future date or period. The pro forma adjustments are based on available information and assumptions that the Company currently believes are reasonable under the circumstances and that are considered to be material to the overall pro forma presentation. The unaudited pro forma financial information should be read in conjunction with White Mountains' Annual Report on Form 10-K for the year ended December 31, 2000, White Mountains' Quarterly Report on Form 10-Q for the period ended March 31, 2001, CGU's audited consolidated financial statements for the years ended December 31, 2000, 1999 and 1998 which are enclosed herein as Exhibit 99(w) and CGU's unaudited consolidated balance sheet as of March 31, 2001 and CGU's unaudited income statements and statements of cash flows for the three-month periods ended March 31, 2001 and 2000, which are enclosed herein as Exhibit 99(x).

                      WHITE MOUNTAINS INSURANCE GROUP, LTD.
              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                                 MARCH 31, 2001
                            (in millions of dollars)

                                                                                                            Pro Forma
                                                                        White                            Adjustments for
                                                                      Mountains             CGU           the Financing     Notes
                                                                  -----------------  ------------------  -----------------  ------
ASSETS
    Total investments and cash                                           $ 2,076.1          $  9,466.6          $  (103.3)    A
                                                                                                                    300.0     B
                                                                                                                    825.0     C
                                                                                                                     20.0     D
                                                                                                                    437.6     E
    Reinsurance recoverable on paid and unpaid losses                        806.2             1,587.3

    Federal income tax assets                                                118.4               261.9

    Insurance and reinsurance balances receivable                            103.0             1,294.5
    Deferred acquisition costs                                                29.4               341.6
    Net assets of discontinued operations                                        -               508.0
    Other assets                                                             455.8               648.6                5.9     A
                                                                  -----------------  ------------------  -----------------

      TOTAL ASSETS                                                       $ 3,588.9          $ 14,108.5          $ 1,485.2
                                                                  =================  ==================  =================

LIABILITIES

    Loss and loss adjustment expense reserves                            $ 1,549.2          $  6,822.9

    Funds held under insurance and reinsurance treaties                      450.1               102.8
    Unearned insurance and reinsurance premiums                              192.9             1,926.0
    Debt                                                                      96.0             1,103.1          $   (90.9)    A
                                                                                                                    825.0     C
    Deferred credits                                                          83.5                   -
    Other liabilities                                                        176.2               985.6               (1.7)    A
                                                                                                                    111.7     B
                                                                  -----------------  ------------------  -----------------
      TOTAL LIABILITIES                                                    2,547.9            10,940.4              844.1
                                                                  -----------------  ------------------  -----------------



CONVERTIBLE PREFERENCE SHARES                                                    -                   -              755.8     E
MINORITY INTEREST - SUBSIDIARY PREFERRED STOCK                                   -                   -              145.2     B
                                                                                                                     20.0     D



SHAREHOLDERS' EQUITY                                                       1,041.0             3,168.1               (4.8)    A
                                                                                                                    105.7     B
                                                                                                                    (62.6)    B
                                                                                                                   (318.2)    E
                                                                  -----------------  ------------------  -----------------
      TOTAL SHAREHOLDERS' EQUITY                                           1,041.0             3,168.1             (279.9)


      TOTAL LIABILITIES, CONVERTIBLE PREFERENCE SHARES,
       MINORITY INTEREST AND SHAREHOLDERS' EQUITY                        $ 3,588.9          $ 14,108.5          $ 1,485.2
                                                                  =================  ==================  =================


Book value per common and common equivalent share  (Note M)

    See the accompanying notes to the unaudited pro forma condensed combined financial statements.





                                                            Pro Forma
                                                         Adjustments for                Pro Forma
                                                         the Acquisition    Notes        Combined
                                                         -----------------  -------  -----------------
ASSETS

    Total investments and cash                                 $   (463.5)     G
                                                                 (1,114.8)     H
                                                                   (275.0)     I
                                                                 (1,843.3)     J
                                                                                           $  9,325.4
    Reinsurance recoverable on paid and unpaid losses               747.6      H
                                                                    105.0      I
                                                                   (352.1)     J              2,894.0
    Federal income tax assets                                       128.5      H
                                                                     36.7      I
                                                                    (65.5)     J                480.0
    Insurance and reinsurance balances receivable                   (42.0)     J              1,355.5
    Deferred acquisition costs                                                                  371.0
    Net assets of discontinued operations                          (508.0)     G                    -
    Other assets                                                   (246.7)     J
                                                                     (9.6)     J
                                                                    (29.9)     J                824.1
                                                         -----------------           -----------------
      TOTAL ASSETS                                             $ (3,932.6)                 $ 15,250.0
                                                         =================           =================

LIABILITIES

    Loss and loss adjustment expense reserves                  $   (652.1)     J
                                                                    105.0      I           $  7,825.0
    Funds held under insurance and reinsurance treaties                                         552.9
    Unearned insurance and reinsurance premiums                                               2,118.9
    Debt                                                         (1,100.0)     G
                                                                    260.0      J              1,093.2
    Deferred credits                                                755.3      J                838.8
    Other liabilities                                               (71.5)     G
                                                                   (170.0)     I
                                                                    108.8      J              1,139.1
                                                         -----------------           -----------------
      TOTAL LIABILITIES                                            (764.5)                   13,567.9
                                                         -----------------           -----------------


CONVERTIBLE PREFERENCE SHARES                                                                   755.8
MINORITY INTEREST - SUBSIDIARY PREFERRED STOCK
                                                                                                165.2


SHAREHOLDERS' EQUITY                                                200.0      G
                                                                   (238.7)     H

                                                                    (68.3)     I
                                                                 (3,061.1)     J                761.1
                                                         -----------------           -----------------
      TOTAL SHAREHOLDERS' EQUITY                                 (3,168.1)                      761.1

      TOTAL LIABILITIES, CONVERTIBLE PREFERENCE SHARES,
       MINORITY INTERESTY AND SHAREHOLDERS' EQUITY             $ (3,932.6)                 $ 15,250.0
                                                         =================           =================

Book value per common and common equivalent share  (Note M)

    See the accompanying notes to the unaudited pro forma condensed combined financial statements.

                      WHITE MOUNTAINS INSURANCE GROUP, LTD.
             UNAUDITED PRO FORMA CONDENSED COMBINED INCOME STATEMENT
                    FOR THE THREE MONTHS ENDED MARCH 31, 2001
            (in millions of dollars, except share and per share data)


                                                                                              Pro Forma
                                                                 White                       Adjustments for
REVENUES                                                       Mountains          CGU        the Financing   Notes
                                                              ------------   -------------   -------------  --------

    Earned insurance and reinsurance premiums                      $ 97.7       $ 1,043.1

    Net realized gains on investment securities                      21.4           402.2
    Net investment income                                            24.0           123.9         $  (4.5)     F


    Other revenues                                                   11.2               -
                                                              ------------   -------------   -------------

 TOTAL REVENUES                                                     154.3         1,569.2            (4.5)

EXPENSES

    Losses and loss adjustment expenses                              90.2           814.3

    Insurance and reinsurance acquisition expenses                   23.0           263.9
    General and administrative expenses                              23.2           154.0
    Accretion of discounted loss reserves                               -               -
    Interest expense                                                  1.9            17.9            (1.8)     A
                                                                                                     16.8      C
    Share appreciation expense - contingent warrants                    -               -            62.6      B
                                                              ------------   -------------   -------------

TOTAL EXPENSES                                                      138.3         1,250.1            77.6
                                                              ------------   -------------   -------------

PRETAX EARNINGS (LOSS)                                               16.0           319.1           (82.1)

    Income tax benefit (provision)                                    1.1          (129.9)            5.9      C

    Minority interest:
        Accretion of subsidiary preferred stock to face value           -               -            (2.4)     B
        Dividends on subsidiary preferred stock                         -               -            (7.1)     B
                                                                                                     (0.5)     D
                                                              ------------   -------------   -------------

NET INCOME (LOSS) FROM CONTINUING OPERATIONS                         17.1           189.2           (86.2)

    Net loss from discontinued operations, after tax                    -           (16.1)              -
                                                              ------------   -------------   -------------

NET INCOME (LOSS) BEFORE EXTRAORDINARY ITEM                          17.1           173.1           (86.2)

    Early extinguishment of debt                                        -               -            (4.8)     A
                                                              ------------   -------------   -------------
NET INCOME (LOSS)                                                  $ 17.1       $   173.1         $ (91.0)
                                                              ============   =============   =============

    Dividends on preference shares                                      -               -            (1.1)     E
                                                              ------------   -------------   -------------

NET INCOME (LOSS) AVAILABLE TO COMMON SHAREHOLDERS                 $ 17.1       $   173.1         $ (92.1)
                                                              ============   =============   =============
Earnings per common share (Note L)

    See the accompanying notes to the unaudited pro forma condensed combined financial statements.









Earnings per common share (Note L):
Average shares used in computing basic earnings per share       5,880,115
Basic earnings per common share:
    Net income (loss) from continuing operations                   $ 2.91
    Net income (loss) available to common shareholders               2.91

Average shares used in computing diluted earnings per share     5,931,337
Diluted earnings per common share:
    Net income (loss) from continuing operations                   $ 2.88
    Net income (loss) available to common shareholders               2.88

                                                               Pro Forma
                                                            Adjustments for             Pro Forma
REVENUES                                                    the Acquisition  Notes       Combined
                                                            --------------  --------  ---------------
    Earned insurance and reinsurance premiums                $   (1,318.2)     H
                                                                   (187.7)     I            $ (365.1)
    Net realized gains on investment securities                                                423.6
    Net investment income                                           (17.9)     G
                                                                    (18.5)     H
                                                                     (4.5)     I               102.5
    Other revenues                                                   27.0      J                38.2
                                                            --------------            ---------------
 TOTAL REVENUES                                                  (1,519.8)                     199.2

EXPENSES
    Losses and loss adjustment expenses                            (985.9)     H
                                                                    (82.7)     I              (164.1)
    Insurance and reinsurance acquisition expenses                                             286.9
    General and administrative expenses                               3.2      K               180.4
    Accretion of discounted loss reserves                            22.5      J                22.5
    Interest expense                                                (17.9)     G
                                                                      5.7      J                22.6
    Share appreciation expense - contingent warrants                                            62.6
                                                            --------------            ---------------
TOTAL EXPENSES                                                   (1,055.1)                     410.9
                                                            --------------            ---------------

PRETAX EARNINGS (LOSS)                                             (464.7)                    (211.7)
    Income tax benefit (provision)                                  122.8      H
                                                                     38.3      I
                                                                      7.9      J
                                                                      2.0      J
                                                                      1.1      K                49.2
    Minority interest:
        Accretion of subsidiary preferred stock to face value                                   (2.4)
        Dividends on subsidiary preferred stock
                                                                                                (7.6)
                                                            --------------            ---------------

NET INCOME (LOSS) FROM CONTINUING OPERATIONS                       (292.6)                    (172.5)
    Net loss from discontinued operations, after tax                    -                      (16.1)
                                                            --------------            ---------------

NET INCOME (LOSS) BEFORE EXTRAORDINARY ITEM                        (292.6)                    (188.6)

    Early extinguishment of debt                                                                (4.8)
                                                            --------------            ---------------
NET INCOME (LOSS)                                            $     (292.6)                  $ (193.4)
                                                            ==============            ===============
    Dividends on preference shares                                      -                       (1.1)
                                                            --------------            ---------------
NET INCOME (LOSS) AVAILABLE TO COMMON SHAREHOLDERS           $     (292.6)                  $ (194.5)
                                                            ==============            ===============

    See the accompanying notes to the unaudited pro forma condensed combined financial statements.








Earnings per common share (Note L):

Average shares used in computing basic earnings per share                                  5,880,115
Basic earnings per common share:
    Net income (loss) from continuing operations                                            $ (29.52)
    Net income (loss) available to common shareholders                                        (33.08)

Average shares used in computing diluted earnings per share                                5,931,337
Diluted earnings per common share:
    Net income (loss) from continuing operations                                            $ (29.27)
    Net income (loss) available to common shareholders                                        (32.79)

    See the accompanying notes to the unaudited pro forma condensed combined financial statements.

                      WHITE MOUNTAINS INSURANCE GROUP, LTD.
             UNAUDITED PRO FORMA CONDENSED COMBINED INCOME STATEMENT
                      FOR THE YEAR ENDED DECEMBER 31, 2000
            (in millions of dollars, except share and per share data)


                                                                                                          Pro Forma
                                                                      White                            Adjustments for
                                                                    Mountains              CGU          the Financing       Notes
                                                                -----------------   -----------------  -----------------   --------
 REVENUES

    Earned insurance and reinsurance premiums                            $ 334.4           $ 4,275.0

    Net realized gains (losses) on investment securities                    (8.4)              732.8
    Net investment income                                                   85.9               504.9           $  (20.0)      F


    Gains on sales of subsidiaries and other assets                        385.8                   -
    Other revenues                                                          50.5                   -
                                                                -----------------   -----------------  -----------------

 TOTAL REVENUES                                                            848.2             5,512.7              (20.0)

EXPENSES

    Losses and loss adjustment expenses                                    287.7             4,302.0

    Insurance and reinsurance acquisition expenses                         101.1             1,030.5
    General and administrative expenses                                     87.9               395.7
    Accretion of discounted loss reserves                                      -                   -
    Interest expense                                                        16.1                71.5               (7.2)      A
                                                                                                                   73.8       C
    Share appreciation expense - contingent warrants                           -                   -               62.6       B
                                                                -----------------   -----------------  -----------------

TOTAL EXPENSES                                                             492.8             5,799.7              129.2
                                                                -----------------   -----------------  -----------------

PRETAX EARNINGS (LOSS)                                                     355.4              (287.0)            (149.2)

    Income tax benefit (provision)                                         (42.5)               83.3               25.8       C

    Minority interest:
        Accretion of subsidiary preferred stock to face value                  -                   -              (10.7)      B
        Dividends on subsidiary preferred stock                                -                   -              (28.3)      B
                                                                                                                   (2.0)      D
                                                                -----------------   -----------------  -----------------

NET INCOME (LOSS) FROM CONTINUING OPERATIONS                               312.9              (203.7)            (164.4)

    Net income (loss) from discontinued operations, after tax               95.0               (61.2)                 -
                                                                -----------------   -----------------  -----------------

NET INCOME (LOSS) BEFORE EXTRAORDINARY ITEM                                407.9              (264.9)            (164.4)

    Early extinguishment of debt                                               -                   -               (4.8)      A
                                                                -----------------   -----------------  -----------------

NET INCOME (LOSS)                                                        $ 407.9           $  (264.9)          $ (169.2)
                                                                =================   =================  =================
    Dividends on preference shares                                             -                   -               (4.4)      E
                                                                -----------------   -----------------  -----------------
NET INCOME (LOSS) AVAILABLE TO COMMON SHAREHOLDERS                       $ 407.9           $  (264.9)          $ (173.6)
                                                                =================   =================  =================
Earnings per common share (Note L)

    See the accompanying notes to the unaudited pro forma condensed combined financial statements.







Average shares used in computing  basic earnings per share             5,894,875
Basic earnings (loss) per common share:
    Net income (loss) from continuing operations                         $ 53.08
    Net income (loss) available to common shareholders                     69.19

Average shares used in computing  diluted earnings per share           5,920,625
Diluted earnings (loss) per common share:
    Net income (loss) from continuing operations                         $ 52.84
    Net income (loss) available to common shareholders                     68.89

                                                                  Pro Forma
                                                               Adjustments for                  Pro Forma
                                                               the Acquisition     Notes         Combined
                                                               -----------------   -------   -----------------
 REVENUES
    Earned insurance and reinsurance premiums                        $ (1,413.8)      H
                                                                         (187.7)      I             $ 3,007.9
    Net realized gains (losses) on investment securities                                                724.4
    Net investment income                                                 (71.5)      G
                                                                          (76.0)      H
                                                                          (17.9)      I                 405.4
    Gains on sales of subsidiaires and other assets                                                     385.8
    Other revenues                                                        107.9       J                 158.4
                                                               -----------------             -----------------
 TOTAL REVENUES                                                        (1,659.0)                      4,681.9

EXPENSES

    Losses and loss adjustment expenses                                (1,156.4)      H
                                                                          (82.7)      I               3,350.6
    Insurance and reinsurance acquisition expenses                                                    1,131.6
    General and administrative expenses                                    12.7       K                 496.3
    Accretion of discounted loss reserves                                  90.0       J                  90.0
    Interest expense                                                      (71.5)      G
                                                                           24.7       J                 107.4
    Share appreciation expense - contingent warrants                                                     62.6
                                                               -----------------             -----------------
TOTAL EXPENSES                                                         (1,183.2)                      5,238.5
                                                               -----------------             -----------------
PRETAX EARNINGS (LOSS)                                                   (475.8)                       (556.6)

    Income tax benefit (provision)                                        116.7       H
                                                                           43.0       I
                                                                           31.5       J
                                                                            8.6       J
                                                                            4.4       K                 270.8
    Minority interest:
        Accretion of subsidiary preferred stock to face value                 -                         (10.7)
        Dividends on subsidiary preferred stock
                                                                                                        (30.3)
                                                               -----------------             -----------------
NET INCOME (LOSS) FROM CONTINUING OPERATIONS                             (271.6)                       (326.8)

    Net income (loss) from discontinued operations, after tax                 -                          33.8
                                                               -----------------             -----------------

NET INCOME (LOSS) BEFORE EXTRAORDINARY ITEM                              (271.6)                       (293.0)

    Early extinguishment of debt                                                                         (4.8)
                                                               -----------------             -----------------

NET INCOME (LOSS)                                                    $   (271.6)                    $  (297.8)
                                                               =================             =================
    Dividends on preference shares                                            -                          (4.4)
                                                               -----------------             -----------------

NET INCOME (LOSS) AVAILABLE TO COMMON SHAREHOLDERS                   $   (271.6)                    $  (302.2)
                                                               =================             =================

    See the accompanying notes to the unaudited pro forma condensed combined financial statements.










Earnings per common share (Note L):

Average shares used in computing  basic earnings per share                                          5,894,875
Basic earnings (loss) per common share:
    Net income (loss) from continuing operations                                                    $  (56.18)
    Net income (loss) available to common shareholders                                                 (51.26)

Average shares used in computing  diluted earnings per share                                        5,920,625
Diluted earnings (loss) per common share:
    Net income (loss) from continuing operations                                                    $  (55.94)
    Net income (loss) available to common shareholders                                                 (51.04)


    See the accompanying notes to the unaudited pro forma condensed combined financial statements.

                    WHITE MOUNTAINS INSURANCE GROUP, LTD.

                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                          COMBINED FINANCIAL STATEMENTS


ADJUSTMENTS RELATING TO THE FINANCING

The pro forma Financing adjustments, as they relate to the unaudited pro forma condensed combined balance sheet and statements of income, are described below.

(A) Pursuant to the Debt Tender, the Company repurchased and retired the majority of its medium-term notes and subsequently prepaid, through the Debt Escrow, the balance of its outstanding medium-term notes. Total cash paid pursuant to the Debt Tender and the Debt Escrow was $103.3 MILLION, which is comprised of a payment of $95.4 million to retire $90.9 MILLION in net principal amount of medium-term notes acquired under the Debt Tender, $5.9 MILLION in principal and interest prepaid under the Debt Escrow, $1.7 MILLION in accrued interest, and $.3 million in expenses.

A $4.8 MILLION loss on early extinguishment of debt resulted from the Debt Tender, which represented a $4.5 million premium paid pursuant to the Debt Tender plus expenses of $.3 million. The $1.8 MILLION and $7.2 MILLION reductions in interest expense presented on the pro forma income statements for the periods ended March 31, 2001 and December 31, 2000, respectively, represent interest expense on medium-term notes retired under the Debt Tender.

The medium-term notes are an obligation of the Company which is domiciled in Bermuda. As a result, no Federal income tax benefit or provision was recorded for these transactions.

(B) On June 1, 2001, White Mountains received a total of $300.0 MILLION in cash from Berkshire in full payment for the Berkshire Preferred Stock and the Warrants. The total proceeds received were allocated to each instrument based on their relative estimated fair values at the date of acquisition. As a result, $145.2 MILLION of such proceeds were allocated to the Berkshire Preferred Stock and $154.8 million of such proceeds were allocated to the Warrants. Of the amount initially allocated to the Warrants, a further allocation was made among the Series A Warrants and the Series B Warrants of $49.1 million and $105.7 MILLION, respectively, based on the relative number of Warrants in each series. Since the Series B Warrants do not yet represent equity to the Company, they have been classified as a liability recorded at their estimated fair value which was determined to be $111.7 MILLION. The estimated fair values attributed to the Warrants were determined using the Black Scholes option pricing model.

Share appreciation expense relating to the Series B Warrants of $62.6 MILLION recorded on the pro forma income statements represents the excess of the estimated fair value of the Series B Warrants of $111.7 million over the purchase price allocation to the Series B Warrants of $49.1 million. This treatment assumes that shareholder approval did not occur during such periods. Upon shareholder approval, the estimated fair value of the Series B Warrants recorded as a liability will be reclassed to shareholders' equity ($111.7 million as of the date of the Acquisition).

The Warrants are an obligation of the Company which is domiciled in Bermuda. As a result, no Federal income tax benefit or provision was recorded for the Warrants.

Berkshire Preferred Stock dividends of $7.1 MILLION and $28.3 MILLION recorded for the periods ended March 31, 2001 and December 31, 2000, respectively, represent regular dividends on the Berkshire Preferred Stock. Accretion of subsidiary preferred stock to face value of $2.4 MILLION and $10.7 MILLION recorded for the periods ended March 31, 2001 and December 31, 2000, respectively, represent accretion on the Berkshire Preferred Stock which is required to transition the Berkshire Preferred Stock's recorded value (initially $145.2 million) to its face value of $300.0 million over the instrument's seven-year term. The accretion was determined using the interest method of amortization.

(C) On June 1, 2001, a subsidiary of the Company borrowed $825.0 MILLION pursuant to the Lehman Facility. For the periods ended March 31, 2001 and December 31, 2000, interest expense on the Lehman Facility was $16.8 MILLION and $73.8 MILLION, respectively. The Lehman Facility is an obligation of a subsidiary of the Company which is domiciled in the United States. As a result, a Federal income tax benefit of $5.9 MILLION and $25.8 MILLION, for the periods ended March 31, 2001 and December 31, 2000, respectively, were recorded for these transactions.


(D) On June 1, 2001, a subsidiary of the Company received a total of $20.0 MILLION in cash from Zenith Insurance Company in full payment for the Zenith Preferred Stock. Zenith Preferred Stock dividends of $.5 MILLION and $2.0 MILLION, recorded for the periods ended March 31, 2001 and December 31, 2000, respectively, represent regular dividends on the Zenith Preferred Stock.

(E) On June 1, 2001, the Company received a total of $437.6 MILLION in cash from a small group of private investors in full payment for the Convertible Preference Shares. Due to the beneficial conversion feature inherent in the Convertible Preference Shares that existed on the date of purchase, the $318.2 MILLION difference between the $755.8 MILLION market value of the underlying common shares at the date of purchase and the $437.6 million purchase price represents a charge to retained earnings.

Convertible Preference Share dividends of $1.1 MILLION and $4.4 MILLION recorded for the periods ended March 31, 2001 and December 31, 2000, respectively, represent regular dividends on Convertible Preference Shares which assumes that shareholder approval did not occur during such periods. Upon shareholder approval, the estimated fair value of the Convertible Preference Shares will be reclassed from "mezzanine" equity to shareholders' equity ($755.8 million as of the date of the Acquisition).

(F) The Company utilized $364.0 million of its cash on hand to fund the Acquisition, the Debt Tender, the Debt Escrow and related expenses. The Company estimates that it earned $4.5 MILLION and $20.0 MILLION, for the periods ended March 31, 2001 and December 31, 2000, respectively, on such balances which were held in the form of short-term investments.

Cash on hand used to fund the Acquisition was previously held at a subsidiary of the Company which is domiciled in Barbados. As a result, no Federal income tax benefit or provision was recorded for this transaction.

ADJUSTMENTS RELATING TO THE ACQUISITION

The pro forma Acquisition adjustments, as they relate to the unaudited pro forma condensed combined balance sheet and statements of income, are described below.

(G) CGU paid $463.5 MILLION of net cash to CGNU immediately prior to the Acquisition which consisted of: (1) the repayment of $1,100.0 MILLION of intercompany indebtedness plus $71.5 million of accrued interest thereon; (2) the receipt of a $200.0 MILLION capital contribution; and (3) the receipt of $508.0 MILLION in proceeds from the sale of its discontinued life insurance and Canadian property and casualty operations.

The $17.9 MILLION and $71.5 MILLION reductions in net investment income and interest expense recorded on the pro forma income statements for the periods ended March 31, 2001 and December 31, 2000, respectively, resulted from the repayment of the CGNU intercompany note. The yield of 6.5% on the CGNU intercompany note approximated CGU's historical pre-tax yield on its fixed maturity portfolio during the periods.

(H) Effective June 1, 2001, in accordance with a provision in the CGU purchase and sale agreement, CGNU caused CGU to purchase the NICO Cover for total consideration of $1,322.3 million. This was comprised of $1,114.8 MILLION in cash and an assignment of $207.5 million in reinsurance recoverables related to covered claims. The NICO Cover, which was contingent on, and occurred contemporaneously with the Acquisition, qualifies for prospective reinsurance accounting treatment under the Emerging Issues Task Force Technical Matter Document No. D-54 ("EITF Topic D-54") which characterizes the protection as an indemnification by the seller for increases in the liabilities for losses and loss adjustment expenses that existed at the acquisition date. Pursuant to the NICO Cover, a $747.6 MILLION reinsurance recoverable was recorded which is represented by ceded loss and loss adjustment expense reserves of $955.1 million less $207.5 million of reinsurance recoverables assigned.

A $367.2 million pretax loss ($238.7 MILLION after tax) from the NICO Cover resulted from recording ceded premiums of $1,322.3 million, less ceded loss and loss adjustment expenses of $955.1 million. A Federal income tax benefit of $128.5 MILLION is reflected as a deferred tax asset on the March 31, 2001 pro forma balance sheet. The net loss recorded on the NICO Cover of $238.7 million reflected on the March 31, 2001 pro forma balance sheet represents the after tax excess of premiums paid to NICO over net ceded reserves.

The NICO Cover had an inception date of January 1, 2000 but was not consummated until June 1, 2001. During the intervening period, the base transaction premium was adjusted for losses and loss adjustment expenses paid, reinsurance recoverable claims received, salvage and subrogation recoveries and an interest charge due to NICO, which was based on the average adjusted base transaction premium. As a result, ceded premiums of $1,318.2 MILLION and $1,413.8 MILLION, and ceded losses and loss adjustment expenses of $985.9 MILLION and $1,156.4 MILLION were recorded in the pro forma income statements for the periods ended March 31, 2001 and December 31, 2000, respectively. CGU estimates that it earned $18.5 MILLION and $76.0 MILLION for the periods ended March 31, 2001 and December 31, 2000, respectively, on the cash used to pay NICO based on CGU's historical pre-tax yield on its fixed maturity portfolio of approximately 6.5%. A Federal income tax benefit of $122.8 MILLION and $116.7 MILLION, for the periods ended March 31, 2001 and December 31, 2000, respectively, was recorded as a result of these transactions.

(I) Effective June 1, 2001, in accordance with a provision in the CGU purchase and sale agreement, CGNU caused CGU to purchase the GRC Cover for total consideration of $275.0 MILLION in cash. The GRC Cover, which was contingent on, and occurred contemporaneously with the Acquisition, qualifies for prospective reinsurance accounting treatment under the EITF Topic D-54 which characterizes the protection as an indemnification by the seller for increases in the liabilities for losses and loss adjustment expenses that existed at the acquisition date. In connection with the execution of the GRC Cover, CGU commuted an existing reinsurance contract with an affiliated reinsurer (the "Commutation"). Under the terms of the Commutation, reinsurance recoverables of approximately $170.0 million were settled through the reduction of an existing $170.0 MILLION intercompany payable to the affiliate. Pursuant to the GRC Cover, CGU obtained $400.0 million of adverse development coverage and ceded $170.0 million of loss reserves. Management has estimated that approximately $105.0 MILLION of adverse loss reserves development subject to the GRC Cover has occurred. Accordingly, this amount has been recorded as an increase in loss and loss adjustment expense reserves which is offset by a corresponding increase in reinsurance recoverable from GRC.

A $105.0 million pretax loss ($68.3 MILLION after tax) from the GRC Cover reflected on the March 31, 2001 pro forma balance sheet represents after tax adverse loss development. A Federal income tax benefit of $36.7 MILLION is reflected as a deferred tax asset on the March 31, 2001 pro forma balance sheet.

Ceded premiums of $187.7 MILLION and ceded losses and loss adjustment expenses of $82.7 MILLION were recorded on the March 31, 2001 and the December 31, 2000 pro forma income statements in connection with the GRC Cover. CGU estimates that it earned $4.5 MILLION and $17.9 MILLION for the periods ended March 31, 2001 and December 31, 2000, respectively, on the cash used to pay GRC which was held in the form of fixed income investments. As a result, a Federal income tax benefit of $38.3 MILLION and $43.0 MILLION, for the periods ended March 31, 2001 and December 31, 2000 respectively, was recorded for these transactions.

(J) The Acquisition will be accounted for by the purchase method of accounting in accordance with the treatment of a purchase business combination under Accounting Principles Board Opinion ("APB") 16, "Business Combinations." and, therefore, the assets and liabilities of CGU will be recorded at their estimated fair values at June 1, 2001. The preliminary adjustments to record the assets and liabilities of CGU to their estimated fair values and to allocate the excess of such estimated fair values of the net assets acquired over the purchase price follow. Such values were determined using management's best estimate.

DETERMINATION OF PURCHASE PRICE (in millions)

Total purchase price paid in cash                                                            $         1,811.9
Acquisition expenses incurred and paid from April 1, 2001 through closing                                 31.4
                                                                                             -----------------
    Total cash paid                                                                                    1,843.3
Seller Note issued to CGNU                                                                               260.0
Acquisition expenses incurred and paid through March 31, 2001                                              9.6
                                                                                             -----------------

Total purchase price                                                                         $        $2,112.9
                                                                                             =================
ALLOCATION OF PURCHASE PRICE

Net book value of CGU at March 31, 2001                                                      $         3,168.1    1
Total purchase price                                                                                  (2,112.9)

Adjustments to net book value described in notes (G), (H) and (I)                                       (107.0)   1

   ADJUSTMENTS TO REFLECT THE ESTIMATED FAIR VALUE OF ASSETS AND LIABILITIES ASSUMED:
          Loss and loss adjustment expense reserves                                                      652.1
          Reinsurance recoverable                                                                       (352.1)
          Insurance balances receivable                                                                  (42.0)
          Amounts recorded in other assets:
               Employee benefit plans                                                                    (29.9)
               Miscellaneous other                                                                         (.2)   2
          Amounts recorded in other liabilities:
               Recognition of liabilities in connection with the Acquisition                            (185.3)   3
               Employee benefit plans                                                                    (55.3)   3
               Reclassification of current tax payable to deferred taxes                                 145.3    3
               Miscellaneous other                                                                       (13.5)   3
   ADJUSTMENTS TO REDUCE THE CARRYING VALUE OF NON-CURRENT, NON-FINANCIAL ASSETS:
          Amounts recorded in other assets:
               Property, plant and equipment                                                            (187.0)   2
               Miscellaneous other                                                                       (14.8)   2
               Goodwill and intangible assets                                                            (44.7)   2

Net Federal deferred and current taxes relating to purchase accounting adjustments                       (65.5)
                                                                                             -----------------
RESULTING DEFERRED CREDIT                                                                    $           755.3
                                                                                            ===================

1 The sum of these items equals the $3,061.1 MILLION elimination of CGU's shareholders' equity on the unaudited pro forma condensed combined balance sheet.

2 The sum of these items equals the $246.7 MILLION adjustment to other assets on the unaudited pro forma condensed combined balance sheet.

3 The sum of these items equals the $108.8 MILLION adjustment to other liabilities on the unaudited pro forma condensed combined balance sheet.

DETERMINATION OF PURCHASE PRICE

SELLER NOTE. On June 1, 2001, the Company issued the $260.0 MILLION Seller Note to CGNU. For the pro forma periods ended March 31, 2001 and December 31, 2000, interest expense on the Seller Note was $5.7 MILLION and $24.7 MILLION, respectively. The Seller Note is an obligation of a subsidiary of the Company which is domiciled in the United States. As a result, a Federal income tax benefit of $2.0 MILLION and $8.6 MILLION, for the pro forma periods ended March 31, 2001 and December 31, 2000, respectively, was recorded for this transaction.

ALLOCATION OF PURCHASE PRICE

ADJUSTMENTS TO REFLECT THE ESTIMATED FAIR VALUE OF ASSETS AND LIABILITIES
ASSUMED:

The following pro forma purchase accounting adjustments were undertaken to reflect CGU's assets and liabilities purchased by the Company at their estimated fair values.

LOSS AND LOSS ADJUSTMENT EXPENSE RESERVES AND REINSURANCE RECOVERABLES. The estimated fair values of CGU's loss and loss adjustment expense reserves and related reinsurance recoverables were based on the present value of their expected cash flows with consideration for the uncertainty inherent in the both the timing of, and the ultimate amount of, future payments for losses and receipts of amounts recoverable from reinsurers. In estimating the fair value of such items, management adjusted CGU's nominal loss reserves (net of the effects of reinsurance obtained from NICO and GRC in connection with the Acquisition) and discounted them to their present value assuming a 4.7% risk-free discount rate. The series of future cash flows related to such loss payments and reinsurance recoveries were actuarially developed using CGU's historical loss data. The "price" for bearing the uncertainty inherent in CGU's net loss reserves was assumed to be approximately 11% of the present value of the expected underlying cash flows of the loss reserves and reinsurance recoverables, which is believed to be reflective of the cost CGU would likely incur if it had attempted to obtain reinsurance for the full amount of its net loss and loss adjustment expense reserves with a third party reinsurer. As a result, loss and loss adjustment expense reserves and the related reinsurance recoverables on those amounts have been reduced by $652.1 MILLION and $352.1 MILLION, respectively, in the March 31, 2001 pro forma balance sheet. This reduction to net loss and loss adjustment expense reserves of $300.0 million will be accreted through an income statement charge over the period that the claims are expected to be settled.

Accretion of loss and loss adjustment expense reserves of $22.5 MILLION and $90.0 MILLION recorded on the pro forma income statements for the periods ended March 31, 2001 and December 31, 2000, respectively, represent the amortization of net loss and loss adjustment expense reserves (which were reduced to their estimated fair value in purchase accounting) to their nominal value over the respective reporting period. The accretion expenses recorded during these periods assumes that 30% of the loss and loss adjustment expense reserves acquired by White Mountains pursuant to the Acquisition are recognized during the first year on an annualized basis. As a result, a Federal income tax benefit of $7.9 MILLION and $31.5 MILLION, for the periods ended March 31, 2001 and December 31, 2000, respectively, were recorded for this transaction.

INSURANCE BALANCES RECEIVABLE. In determining the estimated fair value of premiums receivable as of the acquisition date, White Mountains has estimated that an additional allowance for doubtful accounts was warranted in light of its decision to exit certain of CGU's business activities. Accordingly, an adjustment of $42.0 MILLION has been recorded in the March 31, 2001 pro forma balance sheet.

RECOGNITION OF LIABILITIES IN CONNECTION WITH THE ACQUISITION. The $185.3 million pro forma adjustment to increase other liabilities represents White Mountains' best estimate of the expected costs to exit certain business activities of CGU and the estimated fair value of obligations related to the required participation by CGU in certain assigned risk pools. Costs associated with the exit of certain of CGU's business activities have been estimated in accordance with EITF No. 95-3, "Recognition of Liabilities in Connection with a Purchase Business Combination".

EMPLOYEE BENEFITS PLANS. In accordance with Financial Accounting Standards Board ("FASB") No. 87, "Employers' Accounting for Pensions", CGU's pension plan was required to recognize all previously unrecognized transition items as of the date of the Acquisition which increased the prepaid pension asset by $2.6 million. In addition, White Mountains revised the weighted average discount rate used to determine CGU's pension obligations from 7.5% to 7.0% in light of current market conditions which reduced the pension asset by $32.5 million. The net impact of the pension adjustments served to decrease other assets by $29.9 MILLION pretax.

In accordance with FASB No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions", CGU's postretirement plan was required to recognize all previously unrecognized transition items as of the date of the Acquisition which increased other liabilities by $47.5 million. In addition, White Mountains revised the weighted average discount rate used to determine CGU's postretirement obligations from 7.5% to 7.0% in light of current market conditions which increased other liabilities by $7.8 million. The total impact of the postretirement adjustments served to increase other liabilities by $55.3 million pretax.

ADJUSTMENTS TO REDUCE THE CARRYING VALUE OF NON-CURRENT, NON-FINANCIAL ASSETS:

After recording all assets and liabilities purchased at their estimated fair values, the excess of acquired net assets over the purchase price has been used to reduce the estimated fair values of all non-current, non-financial assets acquired, in accordance with APB 16.

AMORTIZATION OF DEFERRED CREDIT. The excess of the estimated fair value of net assets (after the reduction of the carrying amounts of non-current, non-financial assets acquired) over the purchase price has been recorded as a deferred credit in accordance with APB 16. The deferred credit will be amortized systematically to income over the estimated period of benefit of seven years. As a result, deferred credit amortization of $27.0 MILLION and $107.9 MILLION has been recorded on the pro forma income statements for the periods ended March 31, 2001 and December 31, 2000, respectively.

In February 2001 the Financial Accounting Standards Board issued an exposure draft entitled "Business Combinations and Intangible Assets - Accounting for Goodwill." This exposure draft proposes, among other things, new standards concerning accounting for deferred credits arising from such business combinations. The exposure draft, in its current form, would be effective for interim and annual periods beginning after a final accounting standard is issued, which is currently expected to be January 1, 2002. Adoption of this standard in its current form would result in the immediate recognition of all White Mountains' unamortized deferred credits during 2002 as an extraordinary gain.

(K) On June 1, 2001, White Mountains awarded 73,500 restricted shares to its key employees pursuant to the Acquisition which will vest in June 2003. Compensation expenses of $3.2 MILLION and $12.7 MILLION recorded on the pro forma income statements for the periods ended March 31, 2001 and December 31, 2000, respectively, represent restricted share awards deemed to have been earned by recipients over the periods. As a result, a Federal income tax benefit of $1.1 MILLION and $4.4 MILLION, for the periods ended March 31, 2001 and December 31, 2000, respectively, were recorded for this transaction.

(L) In determining earnings (loss) per common share, earnings are reduced by dividends on convertible preference shares. The basic earnings per common share computation is determined using the weighted average number of common share outstanding during the period. The diluted earnings per common share computation is determined using the weighted average number of common shares and dilutive common share equivalents outstanding during the period. The pro forma income statements for the periods ended March 31, 2001 and December 31, 2000 each present a net loss to common shareholders. Accordingly, no additional common share equivalents resulting from the Acquisition have been included in the pro forma earnings per share computations as the inclusion of such potential shares would be antidilutive.

(M) In determining book value per common and common equivalent share, common shareholders' equity is increased for the benefits deemed to have been received by the Company upon the assumed issuances of common share equivalents (cash proceeds from assumed exercises of options and warrants to acquire common shares and, when applicable, income tax benefits derived therefrom) and is decreased by the difference between the carrying value of the Berkshire Preferred Stock and its face value (see Note B). Tangible book value per common share is determined in the same manner but includes unamortized deferred credits less goodwill per common share.

At March 31, 2001, the Company's book value per common and common equivalent share was $176.14 and its tangible book value per share was $185.44. This computation is based on dilutive common and common equivalent shares outstanding of 5,962,070 shares at that date.

On a pro forma basis, at March 31, 2001 the Company's book value per common and common equivalent share was $121.89 and its tangible book value per share was $234.40. This pro forma computation of book value per common and common equivalent share at March 31, 2001 assumes the issuance of 1,170,000 common shares upon the exercise of the Series A Warrants at a price per common share of $175.00.

At the Company's 2001 Annual General Meeting, holders of common shares will be asked to approve the issuance of additional common shares upon conversion of the Convertible Preference Shares and the exercise of the Series B Warrants. Assuming that shareholder approval is obtained, $755.8 million of "mezzanine" equity recorded upon the issuance of Convertible Preference Shares (see Note E) and $111.7 million of other liabilities recorded upon the issuance of the Series B Warrants (see Note B) would become permanent equity of the Company thereby increasing its shareholders' equity from $761.1 million on a pro forma basis at March 31, 2001 to $1,628.6 million. As a result, the Company's pro forma book value per common and common equivalent share would increase to $180.37 and its tangible book value per share would increase to $261.98. This pro forma computation of book value per common and common equivalent share assumes the issuance of 2,184,583 common shares upon conversion of the Convertible Preference Shares and the issuance of 1,714,285 common shares upon the exercise of the Series A and Series B Warrants at a price per common share of $175.00.